Form C

Cover Page

Name of issuer:

Haint Blue Brewing Company LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: AL

Date of organization: 12/7/2015

Physical address of issuer:

806 Monroe St
Mobile AL 36602

Website of issuer:

http://www.haintbluebrew.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

100,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

3/21/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$29,903.00	$0.00
Cash & Cash Equivalents:	$3,422.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$6,280.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$26,710.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Haint Blue Brewing Company LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Keith Sherrill	CEO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Delays in obtaining zoning permits with the City of Mobile and the Mobile County Health Department. Currently, our location is not zoned for a brewery in the Downtown Development District, largely due to the fact that a microbrewery license has not been issued in our city since prohibition. We have met with the city, and we are initiating the process. Additionally, we have met with the neighborhood and it seems that they are thirsty for a brewery and excited for us to open. With that being said, we will be required to submit to a consolidated review commission, zoning board, and ultimately be approved by neighbors and city authorities to begin operation. We have no reason to believe we will not be able to overcome this hurdle within a reasonable amount of time, but we can't make any guarantees.

Delays in federal and state permitting to obtain a manufacturing license. We have submitted our filing with the TTB. The process has been quoted to take 4-6 months to obtain approval from the federal government; we submitted in June. Once we are approved we will be required to submit to the State, and ultimately the City of Mobile will need to sign off on the aforementioned zoning variance. We anticipate all of this to be wrapped up by our anticipated "date of opening", but again there is no guarantee.

Delays in construction. We have commissioned and completed schematic designs for our production facility with an architect. Also, a general contractor, sub-contractors, and engineers have reviewed our plans. We anticipate 4 months of construction time once funded. However, once construction begins, there is risk that new information on the structural soundness of our building could come to light – information that could ultimately delay construction and our projected "date of opening".

Uncertain Revenue. In terms of revenue, it could be that our financial projections are not accurate or that it takes longer (if at all) to become a profitable brewery with real revenue. If this is the case, our investors may experience a lengthy period on their rate of return or lack of return that is well below that of other investment opportunities. We are a start-up company without historical revenues to date. It is important to note, that while repayment dates are structured as quarterly, the repayment amount is not necessarily a fixed amortization schedule. Rather, the repayment is structured as 10% gross revenue until 1.5x is repaid.

Potential supply chain issues. As a new brewery there is a chance that we could experience supply chain issues with ingredients due to lack of a long-standing relationship with suppliers. For example, if there were a hop scarcity, there is a risk that we would have to amend our list of prototype brews to date. Thus creating a concern for quality control and sourcing for our tap-room and distribution capabilities.

Unlikely, but possible changes in laws. It has been legal to "home brew" in Alabama since 2013. There is a risk that the population of Mobile could decide to brew their own beer, rather than patron a local brewery – a refusal to pay a premium for a craft brew. We believe the former scenario is unlikely, however there is a risk that if it occurred it could cut into our profitability.

Although Alabama is 47th in Union in terms of breweries per capita, there is a risk (despite our research) that a brewery is not a viable business suited for the Great State of Alabama. Furthermore, although the craft beer segment is growing at an aggressive rate, it could be that Haint Blue Brewing Company is a late-comer to a craft beer bubble. If this were true, it could lead to our demise and cause us to be a risky investment. However, I couldn't possibly mention the former without sharing that we have "first-mover advantage" in Mobile, Alabama.

The Owner of Haint Blue Brewing Company has never led a start-up for-profit company or been a salaried employee of a brewery. Our head brewer has never been a salaried employee of a known brewery The former could be viewed as a risk for investors. Ultimately, investors are encouraged to explore the credentials of the proprietor of Haint Blue, question those who have tasted the company's prototyped product, and to decide for themselves as to whether or not Haint Blue's team is capable of leading and growing a truly great American company.

Delay in equiptment delivery. Although equipment has been sourced and is currently available, there could be a delay in equipment delivery. Should Haint Blue Brewing Company experience a delay in funding or pick-up, a situation could arise that would cause us to source elsewhere. Should we have to commission new equipment, other than what has been sourced, there could be a "delay in opening" due to lengthy fabrication times. Although we have no reason to believe we will live this scenario, as with most things - risks exist.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: The minimum investment of $100,000 will allow Haint Blue Brewing Company to bring our production facility, a 90 year-old facility, up to current operating codes, and install appropriate plumbing required to operate amicrobrewery (e.g. trench drains). Ultimately, this will ensure that we able to distribute to Mobile's most popular bars and restaurants from our production facility. Lastly, a fraction of these funds could be used for working capital in the first few months of operation.

If we raise: **$200,000**

Use of Proceeds: Along with a code and plumbing update, we would be able to expand capacity by purchasing larger fermenters from the on-set.

If we raise: **$500,000**

Use of Proceeds: Finance the hard and soft cost of construction ("up-fit") in approx. 2600 square of the brewery to become a well-appointed, cooled and heated, tap-room for patron engagement.

If we raise: **$1,000,000**

Use of Proceeds: Finance the hard and soft cost of construction for approximately 8,000 square feet, or the entire production facility. Other uses will include creating a substantial green space in our parcel and sustainable energy options (e.g. wind and solar). Doing so, would allow us to add additional revenue streams such as entertainment and event venue (e.g weddings, music, and other sponsored events). Ultimately, this could allow us to become a trendsetter for sustainable energy, and an environmental leader in Mobile, Alabama...and across the state.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is is the amount invested by the investor. The company will use 10% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make payments to the investor quarterly, starting one full quarter after the Date of Opening (February 28, 2017, except in the case of a licensing, permitting, or construction delay). The company will continue payments until investors have received 1.5x their principle investment (the repayment amount).

The notes are secured by the company's personal property, including all accounts, inventory, equipment, general intangibles, financial assets, investment property, securities, deposit accounts, and the proceeds thereof.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes are subordinated with respect to payment to the rights of senior indebtedness holders (as defined in each note). This means that the notes will not be repaid by the company unless and until all senior indebtedness holders have been repaid in full.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

- [ ] Yes
- [x] No

15. Are there any limitations on any voting or other rights identified above?

- ☑ Yes: No Voting Rights
- ☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that Haint seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock			Choose	No
Debt Securities			Choose	No
Other				
				No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated Repayment Amount.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

No.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- [x] Yes
- [ ] No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview:
We are a start-up microbrewery located in Mobile, Alabama; Mobile has a population of nearly 200,000 and 0 microbreweries. We have spent the last 9 months perfecting our business plan/model.

We leverage our tacit knowledge of our geographical location, years of operational experience in high stakes/dynamic environments, and an unparalleled approach to gaining real knowledge in the craft beer industry.

Haint Blue's management team has brewed on a commercial sized system under a consultant in Colorado. Our business plan has been tested during a rigorous academic experience at the Stanford Graduate School of Business-Stanford Ignite Program. While the former may help our chance of success, we also traveled the globe to Portland, Seattle, most of California, London, and every corner of Belgium to sample the world's finest craft brews in order to gain user empathy. It should be noted that our small batch prototypes have been well received by the local populace.

Primary activities:
We anticipate our revenue will come from three sources:
On-site tap room sales and limited self-distribution, traditional distribution, and branded brewery swag. Tap-room sales and distribution will likely be split 50/50 by the end of year 1.

a. On-site sales- sold by the pint (up to 5 flavors initially). Limited distribution will be set at 288 ounces per customer, per day by law; primarily growlers.

b. Traditional distribution- will initially be offered locally and two surrounding counties. Alabama's three tier system requires a third party distributor beyond the previously mentioned cap.

c. Swag-T-shirts, hats, pint glasses

Milestones:
We originally founded our business in December of 2015 to bring a craft beer experience and local flavor to Mobile, Alabama. Since our inception we had the following key milestones:

a. Created a logo/brand and trademarked Haint Blue.
b. Secured the historic Crystal Ice House, an 8,000 sq. ft. warehouse, for our production facility - deal is structured as a 3-year lease with an option to purchase / first right of refusal.
c. Upgraded our small batch system - several prototypes brewed to date.
d. Purchased commercial copper brew kettle, mash tun, and keg washer.
e. Initiated / submitted federal filing with TTB.
Describe general trends in growth for the company:
As a start-up company that has not yet opened for business, we have not experienced growth per se. However, we have managed to trend towards an opening date - continually moving the ball by securing property, plant, and equipment.
Expectations for the near future:
With a successful funding round, we anticipate opening by Mardi Gras 2017. We expect to continually grow our business. Nonetheless it may be years before investors see a return on their investment, if they do at all.
Describe trends and uncertainties that could affect the company's financial condition:
a. Delays in obtaining zoning permits with the City of Mobile and the Mobile County Health Department
b. Delays in federal and state permitting to obtain a manufacturing license.

Liquidity:
Our cash and cash equivalents at 9/13/16 were held for working capital purposes. We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for Haint Blue Brewing Company, and capital to pursue the build-out of our production facility / tap-room. We anticipate using our available cash for operations prior to the end of 2016.
The proceeds of this offering will enable the business to continue to pursue its main activities and our necessary to our viability. The proceeds will allow us to build out our facility to a level at which it would possible to invite patrons in. The former would undoubtedly improve our liquidity and cash flow in the future. We are able to collect a higher profit margin through on-site sales.

Cash flow provided by operating activities: none at this time-we aren't open

Capital Resources:
We have financed our operations thus far through a capital contribution of $56,613 provided by the founder, Keith Sherrill.

Lease- We have secured a three-year lease. The company has pre-paid rent through April 2017. Term ends April 2019 - monthly rate of $1550

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

by Wefunder Portal LLC

INVEST IN HAINT BLUE BREWING COMPANY

The only craft microbrewery in Mobile, Alabama


HAINT BLUE
BREWING
MOBILE
ALABAMA

0
investors

$0
raised of $100K-$1M goal

Revenue Share

10% of revenues | **1.5X** investment amount

Haint Blue Brewing will pay investors 10% of gross revenues until 100% of your principal is returned plus 50% on top. The promissory note is secured by the assets of Haint Blue Brewing Company, LLC.

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE ASK QUESTION

"We're building the only craft brewery in Mobile, AL where we'll brew all our drafts in-house and feature a taproom where locals can taste our latest creations. I spent 14 years in the army – my last assignment in Seattle is where I fell in love with craft beer. Now, I'm ready to bring that back home. We've already nailed down a location: the historical Crystal Ice House that's a whopping 7,000 sqft. Our next steps are to purchase remaining equipment and to have our doors open by Mardi Gras 2017.



Keith Sherrill
PRESIDENT, HAINT BLUE BREWING COMPANY

KEY FACTS

- The only microbrewery & taproom in Mobile; population 200,000 and 3 universities
- Secured the historic Crystal Ice House as our production facility; 7,000 sqft
- Business model validated through attendance of Stanford Ignite | Stanford Graduate School of Business.
- Founder spent 14 years as an Army Ranger, MEDEVAC Pilot, and 160th SOAR Pilot In Command / FMQ

OUR AMBITION

The nearest brewery to Mobile, AL is 20 miles away—across the bay. Mobile has a population of 200,000 beer-thirsty citizens and is home to the Mardi Gras festival and three universities. This city is ready to take on the craft-beer trend. We want to be *the* brewery for Mobile and the State of Alabama. As a production facility in Alabama's only port city, expansion could include international distribution with a packaged product that will proudly shout, "Made in Mobile!"

INVESTOR PERKS

$500+ Receive a personalized pint glass, on-hand in the brewery for whenever they visit Haint Blue.

$1,000+ Receive a custom engraved copper or stainless steel mug. The mug will be engraved with the investor's name and will hang on the wall for the life of the taproom. Also, your first fill is on us!

$5,000+ Investors will be invited to an annual event hosted by the founder and team. Early bird special: the first investors who get us to 100,000 will have a beer named in their honor!

$10,000+ Private tour hosted by the founder with you and your ten friends with unlimited beer!

DOCUMENTS

HaintBlue_BreweryBook

haintbluebrew.com

BEER BREWERY

WHY I LIKE HAINT BLUE BREWING COMPANY

Keith Sherrill is a knowledgeable, hardworking and creative entrepreneur. He has carefully researched the market for Haint Blue in Alabama and the South and is definitely onto an interesting opportunity. And, most importantly, he makes great beer!



Steve Ciesinski

THE BUZZ ABOUT HAINT BLUE BREWING COMPANY

Mobile is ripe for growth downtown. The addition of a brewery not only provides additional entertainment value, but also growth for Mobile's economy.

Jarrett McCraw

Co-founder of Mighty

Keith is a military hero and a passionate entrepreneur who has invested the time and energy to make himself a better businessman. I was fortunate to have worked with Keith on his business plan during his time at the Stanford Graduate School of Business Ignite Program. I believe that with Haint Blue, Keith is combining his passion for business and for the city of Mobile into an authentically local, community-oriented craft brewer that the city will hopefully embrace and enjoy for a long time.

Rob Selati

Madison Dearborn Partners; director of Ruth's Hospitality Group and former director of Beverages & More (BevMo!)

The adaptive reuse of the old Crystal Ice House has me grinning from ear to ear. That such a perfectly located site ripe with such potential WILL BE a brewery makes the grin a parched one.

Cartledge W. Blackwell, III

Assistant Director & Architectural Historian, Mobile Historic Development Commission

AL.COM

Cheers! Haint Blue Brewing announces Mobile location

September 20, 2016

A local investor paid $435,000 for 61 acres at Michigan Avenue and Hickory Street in Foley, and plans to build a subdivision on 51 of the acres, according to M.J. Baxter & Associates, who represented the buyer. The 10 acres...

LAGNIAPPE

Haint Blue Brewing Co. taking over former Crystal Ice House

September 14, 2016

Mobile needs another brewery like we need another parking space, so many of you will be excited to hear Haint Blue Brewing Co. is coming to the former Crystal Ice House building at 800 Monroe St. Hopes are that the new suds house will be open by

Our Craft Beer Embodies the Southern Soul

Haint Blue is the traditional color southerners paint their porch ceilings to ward off bad spirits. Now, we're bringing the good spirits in.

We envision our craft beer as one that the people of Mobile, Alabama can sit down on their front porch with and share with their friends. Haint Blue Brewing Company will be *the* Mobile, Alabama watering hole—a place for the community to relax, hold events, and, of course, grab a damn good ale.



The Beginning: 14 Years in the Army

"Complete the objective. Keep the team safe. Don't crash the helicopter. Now, I just want to make good beer."

Our founder Keith was stationed in Seattle, Washington where he visited some of the best beer meccas in the country. He came home to Alabama a year ago and realized that Mobile, AL (population 200,000) didn't have a single brewery. Now, he's going to change that.





Matt Wheeler (Head Brewer) left
Keith Sherrill (Founder) right

Our Beers are Crafted with Care

Our brews feature Afghani saffron and water from our in-house well.

We're the only craft beer that features saffron from the mountains of Afghanistan. The saffron gives the brew a tea-like quality that is perfect for sipping on the porch. Our location (the Crystal Ice House) also lends us its built-in 80 ft well where we'll draw fresh water for our brews. And because Mobile is the rainiest city in the country, the fresh water is abundant.


cold storage room
racking
grain storage
+ 2 months supply
+ [114] 50 lb. bags
+ needs climate control
milling
+ grain weighed & crushed
+ conveyed via auger
mash tun
+ water added
+ wort is created
+ 300 lbs. of grain removed by hand
brewing copper
+ hopps & heat
heat exchange
fermentation tank
+ jacketed tanks allow for precise temperature control
+ 4x single batch
+ 4x double batch
serving vessels
+ carbonation is ready in 3 days
+ 7 @ 210 gallons each
+ pressurized
tap handle
+ delightful consumption

Say Hello to Our Beers



SAFFRON SAISON

Made with hops from America, New Zealand and England, malt from Germany, yeast from Belgium, and saffron from the mountains of Afghanistan, this beer is unique in flavor, color, and origin. Mildly sour with a heavy fruit finish. 7%ABV



HAINT BLUE BLONDE

An ale that resembles a light-American lager. We believe this beer serves as a great reward to the end of a hard day of honest work. Cut the grass. Hang the flag. Pour a Haint Blue Blonde. Watch the Tide Roll. 5.5% ABV.



HAINT BLUE IPA

This is a classic American IPA with a strong hop aroma and flavor. The citrus, floral scent is a welcomed balance to a style that's known for being bitter. You'll want to have the best view of the front porch flag while you pour this one up. 6.6% ABV



HAINT BLUE DOUBLE IPA

This beer is much like our original IPA, but with A + sized list of ingredients. It's a deliberate beer that



SUMMER PORTER

A smooth dark beer that pairs well with the hot Southern climate. This finishes with a nice

you'll thank us for after one pint. We'll be happy to find you a rocking chair before you get too weak in the knees. 9+% ABV.

coffee-like flavor. Spoiler alert: That isn't coffee you're tasting, it's quality-roasted malt. Finish this beer, and paint the porch. 5.5% ABV.

We Already Have a Location

We're renovating the 1927 Crystal Ice House (7,000 sq ft).

Our building is a well-known, historic space in Mobile known as the Crystal Ice House. We'll brew our very own beer here, host tours, as well as feature a taproom where customers can taste our latest concoctions and hang out with friends.




south elevation
east elevation
north elevation
west elevation





Our Goal is to Open Doors by Mardi Gras 2017!

Your investment will help us buy remaining equipment and open our taproom.

December 2015

Haint Blue Brewing Company LLC is incorporated.

Keith forms the brewery entity from Washington State.

January 2016

Keith's Family Moves to Mobile

Keith, Gracie and Sammy (his two year old son) pull into Mobile, arriving at their new home in Midtown.

January 2016

The First Batch

Haint Blue's first prototype batch is brewed in Keith's garage.

March 2016

Testing First Machinery



Matt and Keith fly to Denver, CO to brew on a 7bbl commercial system, the same sized system we'll use in our brewery.

April 2016

We Secure a Location

Haint Blue secures our production facility, the historic Crystial Ice House which is 7,000 sqft.

June 2016

Research in Belgium, Beer Capital of the World



Keith and Gracie arrive in Belgium, and travel to Westvleteren Brewery at the Trappist Abbey of Saint Sixtus.

June 2016

Studies at Stanford.



Keith travels to Stanford to attend the Stanford Graduate School of Business' Ignite Program. Haint Blue is selected as a team project for the course.

October 2016

Start Construction & Purchase Remaining Equipment

Spring 2017

Haint Blue Brewing Company Open for Business!

Give Mobile, AL Their Own Craft Beer

The nearest taproom is 20 miles away (across the bay)! Let's bring the beer home.

"Keith is a military hero and a passionate entrepreneur who has invested the time and energy to make himself a better businessman. I believe that with Haint Blue, Keith is combining his passion for business and for the city of Mobile into an authentically local, community-oriented craft brewery that the city will hopefully embrace and enjoy for a long time."

- Rob Selati, Managing Director of Madison Dearborn Partners



Mauvilla
Kushla
Saraland
Hurricane
Crossroads
Whitehouse Forks
Chickasaw
Prichard
Blakeley
Bromley
Stapleton
Mobile
HAINT BLUE
BREWING COMPANY
Spanish Fort
Malbis
Mobile Bay
Ellisville
Daphne
Belforest
Tillmans Corner

LET'S HAVE A TOAST!

It's true that we love beer, but we're more in love with what beer can do. It's the official drink of human emotion. We consume it when we want to celebrate a friend's engagement, honor a fallen comrade, or reward ourselves for an honest day's hard work. Sometimes, we simply yearn for 5 o' clock somewhere.

In terms of being a beer company, it's important that we love our lot, community, and country. After spending over a decade in US Army Special Operations, I am no longer ignorant to the impact each one of us can have on the world. I intend for Haint Blue to accept the challenge of being a contributing brewery of society. We have taken on this challenge. Your investment will do more than build a brewery, it will breathe life into a century old Southern ice house that has been vacant for decades. Our beer will always be ice cold!

When you drink our beer, you will have an opportunity to fight terrorism from the sidelines. You see, we brew two beers with Saffron grown in the mountains of Afghanistan. We obtain this spice from a veteran owned company that is striving to turn opium growers into saffron farmers; an initiative that could ultimately stymie the financing of terrorist organizations.

Wefunder's mission of "putting humanity back into capitalism" is perfectly aligned with our company's values. Why shouldn't anyone be able to invest in the things they care about? Funding in this way, Regulation Crowdfunding, is currently described as non-traditional and sometimes considered a waste of time by the status quo…we think they're wrong.

Let's build Mobile's brewery and taproom together. After all, we each have an opportunity to become a MOBILIANAIRE - Mobile was born to celebrate! Join me on the porch for a pint, and in honor of the founder of the Crystal Ice Company-who built our facility in 1927, have an ice day!

Cheers,

Keith Sherrill, Founder

FOUNDER



Keith Sherrill

President

A 14 year army veteran who fell in love with craft beer while stationed in Seattle.

AND THE REST OF THE TEAM



Matt Wheeler

Head Brewer

Equal parts scientist:artist. He spent his formative years chasing a rock and roll dream, but has proven to be a brewer by divine design



Gracie Sherrill

First Lady

A learned lady of fine arts - lifelong crafter with a heart for hops.

DETAILS

What is Haint Blue Brewing Company?

– COLLAPSE ALL

Haint Blue Brewing Company aims to be the first microbrewery since prohibition in Mobile. There's been a couple of brew pubs but they were more restaurants that happened to make beer instead of breweries who might happen to have food, if that makes any sense. We couldn't even have a brew pub here until the nineties. The law changed and only recently, in 2016, we can now self distribute as breweries up to a certain amount of ounces. We could actually send you home with a growler. All this is new. We see it as a new market opportunity and, as a brand, we want to be a Mobile home town brewery.

What's new about what you're making? How is it different?

It's made with love in Mobile, Alabama! So yes, we offer domestic beers. We are Mobile's only microbrewery in a city of nearly 200,000 people. Our beers are brewed with water from an on-site well...they can't be easily replicated. Spoiler alert: we found a way to fight terrorism with beer; the secret is in the sauce.

What do you understand about your business that others don't get?

Craft beer is all about people. It breaks down barriers, casts inhibitions to the wind, fosters new relationships, and lubricates the gears of many friendships. It gives people a break from the real world, a chance to relax, and instills a certain 'de bon aire'. It can transform a chuckle into a laugh, and a laugh into a guffaw. With all of the wonderment that craft beer provides enthusiasts and patrons, Haint Blue Brewing Company has the opportunity of being the catalyst to many of the things people enjoy most in life. Perhaps a pint of Haint Blue may even receive the distinction of being the toast to honor someone, or provide the spark to a celebration. Who wouldn't want to be apart of that?

How big is the market?

According to the Brewers Association, the craft beer is a $22.3 billion market. Sales of craft beer for 2015 were up 12.8% and exported craft beer sales were up 16.3% for 2015. While those are national numbers and we are focusing on our immediate market initially, there is tremendous future growth opportunity. In addition to the national statistics, Alabama is 39th in production and 47th in the Union in terms of breweries per capita. We aim to change that.

Who are your competitors? How are you different?

Currently, there is not a microbrewery in the City of Mobile. Our closest competitor is located across the bay in Fairhope. By definition, Haint Blue Brewing Company with be the first microbrewery and taproom in the City of Mobile since prohibition.

The company's production facilities are located in the historic Crystal Ice House, built and ran by 4 generations of Mobile's own- Quinlivan Family. The Quinlivans still serve the local community and stand willing to build a strong relationship with our company. The building is brimming with character and is located in the Historic Church Street East neighborhood. In addition to being in the center of a lively, quaint neighborhood, we have a connection with the city's eccentric, buried kin. Our historic Ice House / modern brewery is bordered by an 19th Century graveyard; Mobile's ultimate party guy, Joe Cain, is buried in the back yard. If the former wasn't enough to cause your hair to stand up, we are located along the route for Mobile's best celebrations: Mardi Gras and the Azalea Trail Run. But wait, there's more! We are a rock's throw from the Historic Oakleigh neighborhood and Callaghan's Irish Social Club.

How will you make money? ^

Haint Blue Brewing Company will generate revenue through two primary sources of income. The first is through traditional distribution channels. Our second source of revenue will be through beer sales in our on-site taproom. We will of course generate revenue through other income producing efforts such as brewery tours, hosting of private events, apparel, novelty item sales, and special event ticket sales.

How did you get started? ^

I've always loved beer! Honestly, the only reason I do any physical activity is so I can drink more beer. I love the people who share my passion. I spent 14 years in the US Army; a decade of which was in Special Operations as a 3/75 Ranger, Medevac UH-60A Pilot, and 160th SOAR MH-47G Pilot. While my previous employment was a good time, I was ready to take a knee and drink beer. So, the journey began. The last twelve months has included brewing (as a student) at a Colorado brewery/tasting the finest beers in places like Asheville, Portland, Seattle, Brussels, and London. All of the knowledge gained on the former trips has been put into to practice with my head brewer and friend, Matt Wheeler. Additionally, I've managed to compliment my Special Operations experience and iron-clad stomach for risk with a real business education. I've attended Stanford GSB's Ignite Program, due to depart soon for an entrepreneurial course at Cornell, and I am a part-time student pursuing an MBA at The College of William & Mary.

Why Mobile? ^

Well, I'm a native of Mobile's state. I came home to be near family after serving in the military, traveling the country, and exploring the globe. I came to Mobile for a mid-tour R&R from Afghanistan in 2011… side bar-a Mobilian bought me a beer, the first I had in months, on the connection flight from Atlanta to Mobile. Once here, I remember going for a run the next morning down the streets and sidewalks of which were lined with live oak trees that were/are older than Alabama. I've been in love ever since. Seriously, I may be a bona fide Mobile tree hugger. In terms of a business decision, Mobile has zero breweries and a culture that can sustain one!

What are you building? ^

At the time of this writing, our production facility, the historic Crystal Ice House, is nothing more than a dot along the trail of the South's abandoned ice plants. We want to breathe life into this building and invite our patrons in. It's important that we are careful in up-fitting this property, careful not to erase the character of the building. With that being said, it won't be cheap. With your investment, we will make a functioning brewery of modern society that lends a nod to its history.

What's special about your location? ^

Our location is perfect. We locked down a century old ice house, which is something also very Southern, there's early 20th century ice plants all over the south. It's also bordered on two sides by the Church Street East Graveyard so we have our own resident spirits there, a lot of eccentric characters from the region. Joe Cain, the father of Mardi Gras, and kind of a Mobile Renaissance man, Eugene Walters, are buried there.

We've got a lot of bike traffic that comes by due to the tunnel being open on Saturday mornings. It's also on the Mardi Gras parade route, which is essentially a beer drinking holiday. The Azalea Trail Run route runs right by the brewery.
We are right in the heart of two historic districts so there's also quite a bit of foot traffic. We are on the edge of downtown so it's a dense area in terms of population. We're not far from the interstate as well but we don't have a view of the interstate, which is great!

The property itself is 7,000 square feet so initially we wanted to carve out 2,500 square feet for a tap room. We have a lot of room for organic growth. There are outdoor entertaining opportunities and some additional revenue streams. Until we grow as a brewery, there could be a number of entertainment options; whether it be music or weddings, people are doing weddings at breweries now so there are some opportunities that look good going forward. There's also an really cool, adjacent property within the same parcel that the current owners have had an interest in selling if we ever need more space.

We're very deliberate, nothing's on accident. We care about every single detail from the beer to the space, to the message to the logo. We're very much Mobile's brewery and I hope to bring something new and kind of make a nod to history at the same time, because that's what makes this place unique. I don't want to paint over everything in our building, I want to highlight its history.

What ideas do you have for growth in the next months? ^

My projection is that we'll do 1,200 barrels the first year. First, I'll want to make sure we have good quality control processes in place that enable us to deliver a consistent product. By the end of the year, I see us doing a 50/50 split with distribution and on site sales. We could easily top a million the second year. We're seeing it in Alabama and similarly sized breweries across the nation, they're seeing 100% year over year growth. However, in year 3 we would have to reinvest back into the brewery to emulate the former growth.

Who are your competitors? ^

Local certainly supports local. The Lagniappe, the local paper here, did a top five beer survey of people in Mobile and nearly every one of them were the beers that were the closest located to Mobile geographically. There's Fairhope Brewing Company who's also fairly new, opened about four years ago. They're the closest one to us, 20 miles away, it's really a world away because it's on the eastern side of the bay so you have to fight traffic out of Mobile, drive over the bridge into Fairhope, a great little vacation town. Fairhope Brewing is doing really well. Even if you look at the tourist numbers or their actual permanent population, there is no way they would be doing near what they're doing now if people did not cross the bay to go to that brewery.

Small breweries create a culture. We're giving a reason for people to visit Mobile. With local supporting local, and us being right in the center of it, I think the population is going to carry it and they're going to help us grow for a long time. We're more of a brand that's built around the city.

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RISKS SPECIFIC TO HAINT BLUE BREWING COMPANY

1. Delays in obtaining zoning permits with the City of Mobile and the Mobile County Health Department. Currently, our location is not zoned for a brewery in the Downtown Development District, largely due to the fact that a microbrewery license has not been issued in our city since prohibition. We have met with the city, and we are initiating the process. Additionally, we have met with the neighborhood and it seems that they are thirsty for a brewery and excited for us to open. With that being said, we will be required to submit to a consolidated review commission, zoning board, and ultimately be approved by neighbors and city authorities to begin operation. We have no reason to believe we will not be able to overcome this hurdle within a reasonable amount of time, but we can't make any guarantees.

2. Delays in federal and state permitting to obtain a manufacturing license. We have
submitted our filing with the TTB. The process has been quoted to take 4-6
months to obtain approval from the federal government; we submitted in June.
Once we are approved we will be required to submit to the State, and ultimately
the City of Mobile will need to sign off on the aforementioned zoning variance.
We anticipate all of this to be wrapped up by our anticipated "date of opening", but again there is no guarantee.

3. Delays in construction. We have commissioned and completed schematic designs for our production facility with an architect. Also, a general contractor, sub-contractors, and engineers have reviewed our plans. We anticipate 4 months of construction time once funded. However, once construction begins, there is risk that new information on the structural soundness of our building could come to light – information that could ultimately delay construction and our projected "date of opening".

4. Uncertain Revenue. In terms of revenue, it could be that our financial projections are not accurate or that it takes longer (if at all) to become a profitable brewery with real revenue. If this is the case, our investors may experience a lengthy period on their rate of return or lack of return that is well below that of other investment opportunities. We are a start-up company without historical revenues to date. It is important to note, that while repayment dates are structured as quarterly, the repayment amount is not necessarily a fixed amortization schedule. Rather, the repayment is structured as 10% gross revenue until 1.5x is repaid.

5. Potential supply chain issues. As a new brewery there is a chance that we could experience supply chain issues with ingredients due to lack of a long-standing relationship with suppliers. For example, if there were a hop scarcity, there is a risk that we would have to amend our list of prototype brews to date. Thus creating a concern for quality control and sourcing for our tap-room and distribution capabilities.

6. Unlikely, but possible changes in laws. It has been legal to “home brew” in Alabama since 2013. There is a risk that the population of Mobile could decide to brew their own beer, rather than patron a local brewery – a refusal to pay a premium for a craft brew. We believe the former scenario is unlikely, however there is a risk that if it occurred it could cut into our profitability.

7. Although Alabama is 47th in Union in terms of breweries per capita, there is a risk (despite our research) that a brewery is not a viable business suited for the Great State of Alabama. Furthermore, although the craft beer segment is growing at an aggressive rate, it could be that Haint Blue Brewing Company is a late-comer to a craft beer bubble. If this were true, it could lead to our demise and cause us to be a risky investment. However, I couldn’t possibly mention the former without sharing that we have “first-mover advantage” in Mobile, Alabama.

8. The Owner of Haint Blue Brewing Company has never led a start-up for-profit company or been a salaried employee of a brewery. Our head brewer has never been a salaried employee of a known brewery The former could be viewed as a risk for investors. Ultimately, investors are encouraged to explore the credentials of the proprietor of Haint Blue, question those who have tasted the company’s prototyped product, and to decide for themselves as to whether or not Haint Blue’s team is capable of leading and growing a truly great American company.

9. Delay in equiptment delivery. Although equipment has been sourced and is currently available, there could be a delay in equipment delivery. Should Haint Blue Brewing Company experience a delay in funding or pick-up, a situation could arise that would cause us to source
elsewhere. Should we have to commission new equipment, other than what has been sourced, there could be a "delay in opening" due to lengthy fabrication times.
Although we have no reason to believe we will live this scenario, as with most
things – risks exist.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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Keith Sherrill

Entreprenuer

Mobile, Alabama | Think Tanks

Current	Haint Blue Brewing Company
Previous	Puget Sound Veterans in Business, US Army, Seattle Cancer Care Alliance
Education	William & Mary – Raymond A. Mason School of Business

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214 connections

https://www.linkedin.com/in/keithsherrill

Posts

Published by Keith


Startup
Weekend
Mobile

Start-up Weekend Mobile
August 21, 2016


Join veteran business leaders as we host our inaugural
Puget Sound Veterans In Business Networking Event

Puget Sound Veterans in Business
October 20, 2015

Background

Summary

Core Competencies include:

Project Management in High Stakes Environment
Risk Management
Professional Briefing Skills / Product Production

Education

William & Mary – Raymond A. Mason School of Business
Master of Business Administration (MBA)
2016 – 2018

Cornell University School of Hotel Administration
EBV Residency, Entrepreneurship/Entrepreneurial Studies
2016 – 2016

Stanford University Graduate School of Business
Stanford Ignite, Post Graduate Program, Entrepreneurship
2016 – 2016

Embry-Riddle Aeronautical University
Bachelor's degree, Aeronautics, Magna Cum Laude
2010 – 2015

-Quantitative intensive. Additionally, coursework included Business Ethics, International Business, Business Statistics, Financial Accounting, and Economics

Activities and Societies: Alpha Sigma Lambda Honor Society

Experience

Founder / President
Haint Blue Brewing Company
December 2015 – Present (10 months) | Mobile, Alabama Area

Cofounder
Puget Sound Veterans in Business
August 2015 – December 2015 (5 months) | Greater Seattle Area

Puget Sound Veterans in Business is a non-profit organization aimed at creating opportunities for transitioning service members and veterans.

-Recruited funds and talent across a broad range of industries to ensure the organization's success.
-Secured venue (Lemay Car Museum) and guest speaker (Washington State Senator / Veteran) for inaugural leader's symposium.

Company Operations Officer / MH-47G Special Operations Helicopter Pilot

US Army

2012 – December 2015 (3 years) | A Co 4-160th SOAR (A) , JBLM, WA

-Pilot in Command of an 80 million dollar aircraft and crew of six.
-Coordinate with customers and various departments within the organization to accomplish the end goal and ensure my boss's intent is met.
-Tasks have included planning, scheduling, and resourcing critical training events focused on advancing the skills of aircrews. Through the planning and execution of four complex inter-service training events, I grew our combat power by 30% and prepared multiple special operations air/ground units for combat deployment.

Infection Prevention Team Fellow (HCFA)

Seattle Cancer Care Alliance

August 2015 – November 2015 (4 months) | Seattle, Wa

Contribute to programs that work with patient care teams in both the Clinics and in collaboration with inpatient hospital settings to minimize the risk of infection to patients, visitors, and staff.

-Developed a standard operating procedure for investigating outbreaks of probable and novel pathogens within the SCCA clinic.

Assistant Company Operations Officer / UH-60A Medical Evacuation Helicopter Pilot

US Army

April 2010 – November 2011 (1 year 8 months) | C Co 3-10 GSAB (DUSTOFF), FT Drum, NY

-Planned and coordinated missions using composite risk management models for approval.
-Trained to indulge in a higher order of thinking conducted within a high stakes and dynamic environment.
-Required to set clear priorities, maintain an easily called upon knowledge bank of aircraft emergency procedures, memorization/understanding of surrounding terrain in a foreign country (Afghanistan), and capabilities of the nearest medical treatment facility.

▸ 1 honor or award

Team Leader / Airborne Ranger

US Army

December 2003 – July 2008 (4 years 8 months) | 3/75 RGR RGT, FT Benning, GA

Conducted special military operations in support of national policies and objectives.

▸ 2 honors and awards

Volunteer Experience & Causes

Event Organizer / Fundraiser

Northwest Guns-A-Go-Go

June 2013

Event organizer/lead planner for a 5K pub run within the city of Tacoma, WA. I created a lasting partnership with our host, Harmon Brewing Company, and ensured routes and liability insurance requirements were coordinated through the City of Tacoma's events office. The mission was to raise funds in order to honor our Vietnam brethren at the first Northwest Guns-A-Go-Go reunion.

Chairman of the Board, Puyallup Parks, Recreation, and Senior Advisory Board

City of Puyallup

April 2013 – March 2016 (3 years)

-Principal role is to manage and to provide leadership to the Puyallup Parks, Recreation, and Senior Advisory Board members.
-Accountable to the Board and acts as a direct liaison between the Board, residents of Puyallup, and the Puyallup City Council.
-Acts as the communicator for Board decisions where appropriate.
-Ensure that Board member are properly informed and that sufficient... **more**

Causes Keith cares about:

- Arts and Culture
- Education
- Politics
- Science and Technology
- Social Services

Skills

Top Skills

- 31 Military Operations
- 21 Military
- 21 Military Experience
- 21 Leadership
- 16 Operational Planning
- 15 Team Leadership
- 14 Leadership Development
- 14 Security Clearance
- 13 Strategic Planning
- 13 Afghanistan

Keith also knows about...

- 13 Army
- 12 Team Building
- 12 Training
- 11 Command
- 9 Operations Management
- 8 Combat
- 6 Communication
- 6 Aviation
- 5 Force Protection
- 5 Weapons
- 3 Recruiting
- 1 Craft Beer

Honors & Awards

Sikorsky Rescue Award
Sikorsky Aircraft
October 2010

Awarded for skill and courage in flight during a lifesaving mission (Afghanistan).

http://www.sikorsky.com/Pages/AboutSikorsky/CustomerAwards/RescueAwards.aspx

Army Ranger Tab
US Army
August 2006

The US Army's Ranger School is the premier leadership school for military professionals. Ranger School is one of the toughest training courses for which a Soldier can volunteer. For over two months, I was trained to exhaustion, pushing the limits of my mind and body; charged with leading soldiers on difficult missions.The Rangers' primary mission is to engage in close combat and direct-fire battles.

Senior Parachutist (Jumpmaster)
US Army
August 2007

Have obtained 30 jumps out of a high performance aircraft. Additionally, maintains the skills necessary to jump master a combat-equipped jump and the proper attaching, jumping, and releasing of combat and individual equipment.

Certifications

Speed Reading Seminar Certificate of Completion
American Speed Reading Corporation
Starting February 2014

Contagious: How Things Catch On
University of Pennsylvania, License Coursera Certification M79NRQ6R9KFR
Starting December 2015

Boots to Business
US Small Business Administration
Starting January 2016

Languages

English

Organizations

Mobile Area Chamber of Commerce
Member
Starting February 2016

Groups

Stanford Ignite 2016 -...
201 members
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